EXHIBIT 23.1


Board of Directors
TVI Corporation
Glenn Dale, Maryland

We consent to the incorporation by reference in this registration statement of TVI Corporation on Form S-8 of our report dated January 29, 2003 (except as to
Note 18 which is as of May 13, 2003), appearing in the Annual Report on Form 10-KSB/A-1 of TVI Corporation for the year ended December 31, 2002, and to the reference to us under the heading "EXPERTS" in the prospectus which is part of this Registration Statement.



/s/ ARONSON & COMPANY


Rockville, Maryland
June 27, 2003